                                                                   EXHIBIT 10.12



                       AMENDMENT OF CONCESSION AGREEMENT

                     SIGNED BY VIRTUE OF LAW NO. 9 OF 1981

                       AS AMENDED BY LAW NO. 222 OF 1989

                   FOR PETROLEUM EXPLORATION AND EXPLOITATION

                                 IN KHALDA AREA

                            WESTERN DESERT OF EGYPT

                                    BETWEEN

                           THE ARAB REPUBLIC OF EGYPT

                                      AND

                   THE EGYPTIAN GENERAL PETROLEUM CORPORATION

                                      AND

                         REPSOL EXPLORACION EGIPTO S.A.

                                      AND

                       PHOENIX RESOURCES COMPANY OF EGYPT

                                      AND

                              SAMSUNG CORPORATION


THIS AMENDMENT is made and entered on this 21 day of May, 1995 by and between the ARAB REPUBLIC OF EGYPT (hereinafter referred to as the "A.R.E." or "GOVERNMENT"), the EGYPTIAN GENERAL PETROLEUM CORPORATION, a legal entity created by Law No. 167 of 1958 as amended (hereinafter referred to as "EGPC"), and REPSOL EXPLORACION EGIPTO S.A., a company organized and existing under the laws of Spain (hereinafter referred to as "REPSOL"), PHOENIX RESOURCES COMPANY OF EGYPT, a company organized and existing under the laws of the State of Delaware, U.S.A. (hereinafter referred to as "PHOENIX"), and SAMSUNG CORPORATION, a company organized and existing under the laws of Korea (hereinafter referred to as "SAMSUNG"); REPSOL, PHOENIX and SAMSUNG being hereinafter collectively referred to as "CONTRACTOR".

                                  WITNESSETH:

WHEREAS, by the Concession Agreement for Petroleum Exploration and Exploitation, signed by virtue of Law No. 9 of 1981, and effective the
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sixth day of April 1981 and which is amended by virtue of Law No. 222 for 1989 to incorporate new clauses to grant rights respecting natural gas, the GOVERNMENT granted to EGPC and other CONTRACTOR parties the right to explore for and produce petroleum from the "Khalda Area" in the Western Desert of the A.R.E. The Concession Agreement and its amendment shall be hereinafter referred to as "Concession Agreement"; and


WHEREAS, it is believed that exploratory prospects exist on the offset area to the development leases located in the Khalda Area subject of the Concession Agreement; and


WHEREAS, the Offset Area is needed so that the prospects may be tested and adequately developed if Petroleum is discovered in sufficient quantities; and


WHEREAS, in accordance with good international petroleum field practices and accepted international petroleum engineering principles, EGPC and CONTRACTOR agree to further amend the Concession Agreement in order to incorporate the aforementioned Offset Area and to provide for its development and exploitation under such Concession Agreement and this amendment.


NOW, THEREFORE, the Parties hereto agree as follows:


The Concession Agreement is hereby further amended in the following respects only:

a) By inserting the following at the end of the text of Annex "A" of which it shall be considered a part:

          "In addition to the Area as described elsewhere in this Annex, the Area covered and affected by this Agreement includes the Offset Area described here-below. The Offset Area consists of Sub-Area "A" and Sub-Area "B". Both Sub-Areas shall be considered as a part of the Concession Agreement.


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
          Both Sub Area "A" and Sub-Area "B" consist of 73 full Exploration blocks 6' x 6' and 12 parts of Exploration blocks, and excluding the Khepri/Sethos Development Lease. The total of the Offset Area is approximately 8490 Km(2). The coordinates of the corner points of the offset area are as follows:

SUB-AREA "A":

         Latitude              Longitude               Due to
         --------              ---------               ------
         NORTH                 EAST
         -----                 ----
 1.      30 degrees 54'        27 degrees 36'      South to point             2
 2.      30 degrees 30'        27 degrees 36'      West to point              3
 3.      30 degrees 30'        27 degrees 06'      South to point             4
 4.      30 degrees 12'        27 degrees 06'      West to point              5
 5.      30 degrees 12'        26 degrees 00'      North to point             6
 6.      30 degrees 30'        26 degrees 00'      East to point              7
 7.      30 degrees 30'        26 degrees 12'      North to point             8
 8.      30 degrees 35'        26 degrees 12'      West to point              9
 9.      30 degrees 35'        26 degrees 00'      North to point             10
10.      31 degrees 00'        26 degrees 00'      East to point              11
11.      31 degrees 00'        26 degrees 24'      South to point             12
12.      30 degrees 48'        26 degrees 24'      East to point              13
13.      30 degrees 48'        26 degrees 36'      South to point             14
14.      30 degrees 42'        26 degrees 36'      East to point              15
15.      30 degrees 42'        26 degrees 48'      South to point             16
16.      30 degrees 30'        26 degrees 48'      East to point              17
17.      30 degrees 30'        27 degrees 00'      North to point             18
18.      30 degrees 36'        27 degrees 00'      East to point              19
19.      30 degrees 36'        27 degrees 12'      North to point             20
20.      30 degrees 42'        27 degrees 12'      East to point              21
21.      30 degrees 42'        27 degrees 18'      North to point             22
22.      30 degrees 48'        27 degrees 18'      West to point              23
23.      30 degrees 48'        27 degrees 12'      North to point             24
24.      30 degrees 54'        27 degrees 12'      East to point 1 (starting point)


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
The Khepri/Sethos Development Lease lies within Sub-Area A, and is excluded from the additional acreage to be added to the Khalda Concession Agreement. The following are the coordinates of the corner points of this excluded area:

Khepri/Sethos Development Lease excluded area:

         Latitude            Longitude                Due to
         --------            ---------                ------
         NORTH               EAST
         -----               ----
  1.     30 degrees 45'      26 degrees 25'   South to point             2
  2.     30 degrees 39'      26 degrees 25'   West to point              3
  3.     30 degrees 39'      26 degrees 24'   South to point             4
  4.     30 degrees 38'      26 degrees 24'   West to point              5
  5.     30 degrees 38'      26 degrees 13'   North to point             6
  6.     30 degrees 45'      26 degrees 13'   East to point 1 (starting point)

SUB-AREA "B":

         Latitude            Longitude                Due to
         --------            ---------                ------
         NORTH               EAST
         -----               ----
  1.     31 degrees 00'      27 degrees 00'   South to point             2
  2.     30 degrees 54'      27 degrees 00'   West to point              3
  3.     30 degrees 54'      26 degrees 51'   South to point             4
  4.     30 degrees 51'      26 degrees 51'   West to point              5
  5.     30 degrees 51'      26 degrees 42'   North to point             6
  6.     30 degrees 54'      26 degrees 42'   East to point              7
  7.     30 degrees 54'      26 degrees 45'   North to point             8
  8.     30 degrees 57'      26 degrees 45'   East to point              9
  9.     30 degrees 57'      26 degrees 51'   North to point             10
10.      31 degrees 00'      26 degrees 51'   East to point 1 (starting point)

b) By inserting map "B1" and the text attached as Exhibit (I) to this Amendment at the end of Annex "B" of which they shall be considered as an integral part.





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
         "B1" is a map of the Offset Area to the Khalda Development Leases at a scale of 1:1,100,000. It should be noted that the delineation lines of the individual Exploration Blocks in the map "B1" are intended to be only illustrative and provisional and may not show accurately their true position in relation to existing monuments and geographical features.

c)       The following provisions shall apply to this Amendment:


                                   ARTICLE I
                      WORK PROGRAM AND EXPENDITURES DURING
                               EXPLORATION PERIOD


(i) CONTRACTOR shall commence Exploration Operations in the Offset Area hereunder not later than six (6) months after the Effective Date of this Amendment. Not later than the end of the eighteenth (18th) month after the Effective Date of this Amendment, CONTRACTOR shall start exploration drilling in the Offset Area with a commitment of drilling seven (7) wells and acquiring 100 KM(2) of seismic survey during the initial Exploration Period. EGPC shall make available for CONTRACTOR's use all seismic, wells and other exploration data in EGPC's possession with respect to the Offset Area, as EGPC is entitled to so do.

(ii) The initial Exploration period shall be four (4) years starting from the Effective Date of this Amendment. CONTRACTOR may extend this initial Exploration period for two (2) additional periods of three (3) years and two (2) years respectively, each upon at least a thirty (30) days prior written notice to EGPC subject to its fulfillment of the expenditure of its minimum Exploration obligations, and the drilling obligations hereunder for the then current period.



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
CONTRACTOR shall spend a minimum of Eight Million (8,000,000) U.S. Dollars on Exploration operations and activities related thereto during the initial four
(4) year Exploration period; during such initial period CONTRACTOR shall drill seven (7) wells and acquire 1000 Km of new seismic. For the first three (3) year extension period CONTRACTOR shall spend a minimum of Seven Million (7,000,000) U.S. Dollars and shall drill five (5) wells and acquire 1000 Km of new seismic, and for the second two (2) year extension period CONTRACTOR shall spend a minimum of Six Million (6,000,000) U.S. Dollars and shall drill four
(4) wells and acquire 300 Km of new seismic.


Should CONTRACTOR spend more than the minimum amount required to be expended or drill more wells than the minimum required to be drilled or conduct more seismic than the minimum required to be acquired during the initial four (4) year Exploration period, or during any period thereafter, the excess may be subtracted from the minimum amount of money required to be expended by CONTRACTOR or the minimum number of wells required to be drilled or the minimum kilometers of seismic to be acquired during any succeeding Exploration period or periods, as the case may be.


In case CONTRACTOR surrenders its Exploration rights under this Amendment before or at the end of the fourth (4th) year of the initial Exploration period, having expended less than the total sum of Eight Million (8,000,000) U.S. Dollars on Exploration, or in the event at the end of the initial four (4) year Exploration period CONTRACTOR has expended less than said sum in the Offset Area, an amount equal to the difference between the said Eight Million (8,000,000) U.S. Dollars and the amount actually spent on Exploration activities shall be paid by CONTRACTOR to EGPC at the time of surrendering or within three (3) months from the end of the fourth (4th) year of the initial Exploration period, as the case may be. Any




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expenditure deficiency by CONTRACTOR at the end of any additional period for the reasons above-noted shall similarly result in a payment by CONTRACTOR to EGPC of such deficiency. Provided this Amendment is still in force as to CONTRACTOR, CONTRACTOR shall be entitled to recover any such payments as Exploration expenditures in the manner provided for under Article VII of the "Concession Agreement" according to Article IV hereunder.


In case no Commercial Discovery is established by the end of the ninth (9th) year, or in case CONTRACTOR surrenders the Offset Area under this Amendment prior to such time, EGPC shall not bear any of the aforesaid expenses spent by CONTRACTOR.


This Amendment shall be terminated only with respect to the Offset Area if no Commercial Discovery is established in the Offset Area by the end of the ninth
(9th) year of the Exploration period. In the event at the end of the initial Exploration period or at the end of the first extension Exploration period a well is actually drilling or testing, CONTRACTOR shall be allowed up to a six
(6) month period to enable the completion of drilling and testing of any well actually drilling or testing at the end of such period and to establish a Commercial Discovery. Such additional Six (6) month period shall be credited to the next succeeding Exploration period and consequently shall be subtracted from such succeeding Exploration period.


                                   ARTICLE II
                                RELINQUISHMENTS


With respect to the Offset Area, at the end of the fourth (4th) year after the Effective Date of this Amendment, CONTRACTOR shall relinquish to the GOVERNMENT a total of twenty five (25) percent of




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
the original Offset Area not then converted to a Development Lease or Leases. Such relinquishment shall be in units of whole Exploration Blocks or parts of Exploration Blocks not converted to Development Leases so as to enable the relinquishment requirements to be precisely fulfilled.


At the end of the seventh (7th) year after the Effective Date of this Amendment; CONTRACTOR shall relinquish to the GOVERNMENT an additional twenty five (25) percent of the Offset Area not then converted to a Development Lease or Leases. Such relinquishment shall be in units of whole Exploration Blocks or parts of Exploration Blocks not converted to Development Leases so as to enable the relinquishment requirements to be precisely fulfilled.


At the end of the ninth (9th) year of the Exploration period, CONTRACTOR shall relinquish the remainder of the Offset Area not then converted to a Development Lease or Leases.


It is understood that at the time of any relinquishment the areas to be converted into Development Leases and which are submitted to the Minister of Petroleum for his approval, according to Article (III) (d) of Law No. 222 of 1989 shall, subject to such approval, be deemed to be converted to Development Leases.


                                  ARTICLE III
                     OPERATIONS AFTER COMMERCIAL DISCOVERY


On Commercial Discovery, EGPC and CONTRACTOR agree that the Khalda Petroleum Company (KHALDA) shall be designated to carry out all further Exploration and Development activities in the Offset Area.

                                   ARTICLE IV
                          RECOVERY OF COSTS & EXPENSES


The costs associated with operations in the Offset Area shall be recovered from the Petroleum produced from the Area under the Concession Agreement and according to its provisions. Notwithstanding anything to the contrary in this Amendment, recovery of such costs shall not be made until, with respect to Crude Oil, commercial production from the Offset Area (whether directly or through drainage) commences on regular basis or, with respect to Gas, a Commercial Discovery occurs from the Offset Area and a gas sales agreement can be applied as approved by EGPC, no costs associated with operations within the Offset Area shall be recovered in the event the Offset Area is surrendered pursuant to the provisions of Article II hereinabove.


                                   ARTICLE V
                              GAS AND LPG PRICING


The Concession Agreement signed by virtue of Law No. 9 of 1981 for petroleum Exploration and Exploitation in Khalda Area as amended by the Agreement signed by virtue of Law No. 222 of 1989 shall remain in effect and shall continue to apply only as to Gas produced from Khalda, Khalda West and Salem Development leases.


However, for any new Gas production through new Development operations; the following Article VII(c)(3) shall be added after Article VII(c)(2) of the Concession Agreement signed by virtue of Law No. 9 of 1981 as amended by Law no. 222 of 1989 and shall apply:


(3)      Gas and LPG

         (i) The Cost Recovery and Profit Shares of Gas subject to a Gas Sales Agreement between EGPC and CONTRACTOR (as sellers) and EGPC (as buyer) entered into pursuant to



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
                 Article VII (e) of the Concession Agreement shall be valued, delivered to and purchased by EGPC at a price determined monthly according to the following formula:


                               PG = 0.85 x      F      x H
                                           -----------
                                           42.96x10(6)

                 Where:

                 PG  =    the value of the Gas in U.S. Dollars per thousand
                          cubic feet (MCF).

                 F   =    a value in U.S. Dollars per metric ton of the Crude
                          of Gulf of Suez blend "FOB Ras Shukheir" calculated by referring to "Platt's Oilgram Price Report" during a month under the heading "Spot Crude Price
                          Assessment for Suez Blend". This value reflects the total averages of the published high and low values for a barrel during such month divided by the number of days in such month for which such values were quoted. The value per metric ton shall be calculated on the basis of a conversion factor to be agreed upon annually between EGPC and CONTRACTOR.

                 H   =    the number of British Thermal Units (BTUs) per
                          thousand cubic feet (MCF) of Gas.


         In the event that the value of F cannot be determined because Platt's Oilgram Price Report is not published at all during a month, the Parties shall meet and agree the value of F by reference to other published sources. In the event that there are no such published sources or if the value of F cannot be determined pursuant to the foregoing for any other reason, the Parties shall meet and agree a value of F.


         Such evaluation of Gas under a formula providing for a fifteen (15) percent discount is based upon delivery at the delivery point specified in Article VII (e) 2 (ii) of the Concession




                                       10
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         Agreement, and is to enable EGPC to finance and maintain the portions of the pipeline distribution system to be provided by EGPC.

         (ii) The Cost Recovery and Profit Shares of LPG produced from a plant constructed and operated by or on behalf of EGPC and CONTRACTOR shall be separately valued for Propane and Butane at the outlet of such LPG plant according to the following formula (unless otherwise agreed between EGPC and CONTRACTOR):


                          PLPG = 0.95PR - (Jx0.85 x     F    )
                                                    ---------
                                                    42.96x10(6)

                 Where:

              PLPG   =    LPG price (separately determined for Propane and
                          Butane) in U. S. Dollars per metric ton.

                PR   =    the average over a period of a month of the figures
                          representing the mid-point between the high and low prices in U.S. Dollars per metric ton quoted in "Platt's LPGaswire" during such month for Propane and Butane FOB Ex-Ref/Stor. West Mediterranean.

                 J   =    BTU's removed from the Gas Stream by the LPG plant
                          per metric ton of LPG produced.

                 F   =    the same value as F under sub-paragraph (i) above.

In the event that Platt's LPGaswire is issued on certain days during a month but not on others, the value of PR shall be calculated using only those issues which are published during such month. In the event that the value of PR cannot be determined because Platt's LPGaswire is not published at all during a month, the Parties shall meet and agree the value of PR by reference to other published sources. In the event that there are no other such




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
published sources or if the value of PR cannot be determined pursuant to the foregoing for any other reason, the Parties shall meet and agree the value of PR by reference to the value of LPG (Propane and Butane) delivered FOB from the Mediterranean Area.


Such valuation of LPG is based upon delivery at the delivery point specified in
Article VII (e) (2) (iii) of the Concession Agreement.


(iii) The prices of Gas and LPG so calculated shall apply during the same month.

(iv) The Cost Recovery and Profit Shares of Gas and LPG disposed of by EGPC and CONTRACTOR other than to EGPC pursuant to Article VII (e) of the Concession Agreement shall be valued at their actual realized price.


                                   ARTICLE VI
                                    BONUSES


CONTRACTOR shall pay to EGPC a non-recoverable signature bonus of One Million (1,000,000) U.S. Dollars on the Effective Date of this Amendment.


                                  ARTICLE VII
                                 MISCELLANEOUS


(a) The word "petroleum" is substituted for the words "crude oil" where they appear on three separate occasions in Article III(g)(1) and
         Article III(g)(2)(i) of the Concession Agreement.

(b) Article III(g)(2)(i)(b) of the Concession Agreement is amended to read as follows:

         The value, as determined in paragraph (c) of Article VII of the EGPC share of the Excess Cost Recovery Petroleum taken and



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         separately disposed of by CONTRACTOR pursuant to Article VII, paragraph (a)(2);

         PLUS

(c)      Article III (g) of the Concession Agreement is hereby renumbered as
         Article III (h). This Article III (h) shall read as follows:

         In calculating its A.R.E. Income Taxes, EGPC shall be entitled to deduct all royalties paid by EGPC to the GOVERNMENT and CONTRACTOR's Egyptian income tax paid by EGPC on CONTRACTOR's behalf.

(d) The last paragraph of Article IV of Annex "D" of the Concession Agreement which states: "Operating Company shall not engage in any business or undertake any activity beyond the performance of said operations.", shall be deleted and replaced by the following:
         "Operating company shall not engage in any business or undertake any activity beyond the performance of said operations unless otherwise agreed upon by EGPC and CONTRACTOR".


                                  ARTICLE VIII

                           CONCESSION AGREEMENT FORCE


Except as may be amended by this Amendment, the Concession Agreement and its amendment shall continue in full force and effect in accordance with their terms.


                                   ARTICLE IX

                 EFFECTIVE DATE AND A.R.E. GOVERNMENT APPROVAL


The effective date of this Amendment shall be the date this Amendment is signed by the Parties after the law is issued by the



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competent authorities of the A.R.E., authorizing the Minister of Petroleum to sign this Amendment, and giving to this Amendment full force and effect of law notwithstanding any countervailing governmental enactment.

REPSOL EXPLORACION EGIPTO S.A.

By: /s/ REPSOL EXPLORACION EGIPTO S.A.
   ----------------------------------------
Date:   May 21, 1995
     --------------------------------------


PHOENIX RESOURCES COMPANY OF EGYPT

By: /s/ JOHN E. BRUNO
   ----------------------------------------
Date:   May 21, 1995
     --------------------------------------


SAMSUNG CORPORATION

By: /s/ SAMSUNG CORPORATION
   ----------------------------------------
Date:   May 21, 1995
     --------------------------------------


EGYPTIAN GENERAL PETROLEUM CORPORATION

By: /s/ EGYPTIAN GENERAL PETROLEUM CORPORATION
   ----------------------------------------
Date:   May 21, 1995
     --------------------------------------


ARAB REPUBLIC OF EGYPT

By: /s/ ARAB REPUBLIC OF EGYPT
   ----------------------------------------
Date:   May 21, 1995
     --------------------------------------




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



                                     [MAP]


                                    MAP "B1"

        AMENDMENT OF CONCESSION AGREEMENT SIGNED BY VIRTUE OF LAW No. 9

                              OF 1981 AS AMENDED

                            [EGYPTIAN TRANSLATION]

                                    BETWEEN

                           THE ARAB REPUBLIC OF EGYPT

                                      AND

                       THE GENERAL PETROLEUM CORPORATION

                                      AND

                         REPSOL EXPLORACION EGIPTO S.A.

                                      AND

                       PHOENIX RESOURCES COMPANY OF EGYPT

                                      AND

                              SAMSUNG CORPORATION

                           IN 8490 KM2 APPROXIMATELY

                               SCALE 1:1,100,000





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